EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K/A of Salix Pharmaceuticals, Ltd. (the “Company”) for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Thomas W. D’Alonzo, Acting Chief Executive Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Thomas W. D’Alonzo
Thomas W. D’Alonzo
Acting Chief Executive Officer

March 2, 2015